Exhibit (j) under Form N-1A
                                             Exhibit 23 under Item 601/ Reg. S-K

                     Consent of Ernst & Young LLP, Independent Auditors


     We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information in Post-Effective Amendment Number 27 to the Registration Statement (Form N-1A No. 33-11410), and to the incorporation by reference therein of our report dated October 11, 2002 on the financial statements of Federated Municipal Opportunities Fund, Inc. included in its Annual Report to shareholders for the year ended August 31, 2002.


                                                       ERNST & YOUNG LLP

Boston, Massachusetts
October 22, 2002